Exhibit 99.1

CORPORATE HEADQUARTERS 4000 Union Pacific Avenue City of Commerce, CA 90023 Phone: (323) 980-8145 Fax: (323) 980-8160 www.99only.com

99¢ ONLY STORES® PROVIDES UPDATE ON FISCAL 2013 FINANCIAL RESULTS

•                  ADDRESSES DELAY IN FILING ANNUAL REPORT ON FORM 10-K

•                  ANNOUNCES CERTAIN PRELIMINARY RESULTS FOR FISCAL 2013 AND BONDHOLDER CONFERENCE CALL

CITY OF COMMERCE, California — June 28, 2013 - 99¢ Only Stores® (the “Company”) announced that, for the reasons described below, it is unable to file its Annual Report on Form 10-K for the fiscal year ended March 30, 2013, on or before the prescribed due date of June 28, 2013 without unreasonable effort or expense.  The Company is working diligently to complete its financial statements for fiscal 2013 and plans to file its Annual Report on Form 10-K for fiscal 2013 with the Securities and Exchange Commission as soon as practicable.

Based on its preliminary financial results and subject to the completion of its audit for fiscal 2013, the Company expects (a) net sales for the fiscal year ended March 30, 2013 to be approximately $1.7 billion, approximately 9% higher than the prior year, and same store sales for fiscal 2013, calculated on a comparable 52-week period, to be approximately 4% higher than the prior year and (b) net sales for the fourth quarter of fiscal 2013 to be approximately $435 million, approximately 9.7% higher than the prior year period, and same-store sales for the fourth quarter of fiscal 2013, calculated on a comparable 13-week period, to be approximately 4% higher than the prior year period. Easter, a holiday that drives the Company’s busiest selling week, occurred in calendar year 2012 on April 8 and in calendar year 2013 on March 31  As a result, the Company’s fiscal 2013 included two Easter seasons compared to one Easter season in fiscal 2012, which the Company estimates accounted for approximately 50 basis points of same store sales for fiscal 2013 and approximately 190 basis points of same store sales in the fourth quarter of fiscal 2013.

Based on its preliminary financial results and subject to the completion of its audit for fiscal 2013, in fiscal 2013 the Company expects average annual sales per comparable store to be approximately $5.3 million compared to $5.2 million for fiscal 2012, and annual sales per estimated saleable square foot to be approximately $321, compared to $309 for fiscal 2012.  At the end of fiscal 2013, the Company operated 316 stores, with 232 stores in California, 39 in Texas, 29 in Arizona, and 16 in Nevada.  In the fourth quarter of fiscal 2013, the Company opened seven stores in California, and in the quarter ending June 29, 2013, the Company opened three stores in California, two stores in Texas and one store in Nevada.

The Company also announced that it is in the process of upgrading its systems for accounting for merchandise inventories.  Among other things, the Company is preparing to implement an SAP system that will enable the Company, for the first time, to track inventory at each of its retail stores on a perpetual basis by stock keeping unit (or SKU). The SAP implementation process will begin in fiscal 2014, with all stores expected to be included by the end of fiscal 2015.  In anticipation of the implementation of this system, during the second half of fiscal 2013 the Company performed physical counts and established inventory cost by SKU at 81 of its more than 300 retail stores.  For prior periods, the Company has determined the value of store level inventory by performing physical counts for each price point category and then converted those retail values to cost basis by applying an average cost percentage by store.  Based on the foregoing, the Company has identified potential overstatements in total inventory (i.e., including the entire store base) of up to $20 million that have accumulated over prior periods.  Together with its independent auditor, Ernst & Young LLP and its former independent auditor, BDO LLP, the Company is currently reviewing the nature of this potential overstatement of the inventory balance and its effect on the consolidated financial statements for current and prior periods, including whether any adjustments to prior periods that may be necessary are material to those periods.

In the fourth quarter of fiscal 2013, the Company also changed how it estimates its excess and obsolescence inventory. The Company has revised its inventory merchandising and liquidation philosophies during the current year as directed by the current management team.  Based on these changes, the Company adjusted its excess and obsolescence reserve to include items that are at least twelve months old and that the Company does not expect to sell above cost within the next twelve months.  As a result of this change in estimate, the Company expects to record a non-recurring charge to cost of sales and corresponding reduction in inventory of approximately $10 million in the fourth quarter of fiscal 2013. This is expected to be a prospective change in estimate and is not expected to have an effect on prior periods.

The Company is also reviewing its inventory valuation related to purchase accounting in connection with the January 2012 acquisition by affiliates of the Company’s equity sponsors, and the Company’s compensation expense accounting for equity repurchase rights under employment agreements with certain of the Company’s former executive officers that were entered into at the time of the acquisition.  The Company is reviewing the effect of these items on the consolidated financial statements for current and prior periods, including whether any adjustments to prior periods that may be necessary are material to those periods.

Although these items are expected to have a negative effect on the Company’s gross profit margin, the Company expects to treat each of the foregoing items as a non-recurring adjustment to EBITDA as defined in the instruments governing the Company’s ABL and term loan facilities and senior notes.

The Company has scheduled a conference call to discuss the foregoing matters with its bondholders for Monday, July 8, 2013 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time).  The call can be accessed by dialing 1 (877) 261-8990 from the U.S.A., or 1 (630) 691-2750 from international locations, and entering confirmation code 35211158.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for a ConferencePlus operator to assist you.  Please inform the operator that you are calling in for 99¢ Only Stores’ conference call, and be prepared to provide the operator with your name, company name, and position, if requested. A telephone replay will not be available.  The Company is in the process of scheduling separate calls with lenders under its ABL credit facility and term loan credit facility to address these matters.

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Founded in 1982, 99¢ Only Stores® operates 322 extreme value retail stores consisting of 235 stores in California, 41 in Texas, 29 in Arizona, and 17 in Nevada. 99¢ Only Stores® emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. Over half of the Company’s sales come from food and beverages, including produce, dairy, deli and frozen foods, along with organic and gourmet foods. For more information, visit www.99only.com.

Contact:

99¢ Only Stores

Frank Schools

323-881-1293

Frank.schools@99only.com

Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) events and trends affecting the financial condition or results of operations of the Company, including (i) the completion of the Company’s review of the accounting matters described in this release and their effect on the Company’s consolidated financial statements for current and prior periods and (ii) the completion of the Company’s audit for fiscal 2013 and the preliminary results discussed in this release and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature. Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Registration Statement on Form S-4 (File No. 333-182582), declared effective on October 9, 2012.  The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.